Exhibit 99.1

Helios and Matheson Analytics Announces Favorable Decision of the Nasdaq Hearings Panel

New York, July 26, 2016 – Helios and Matheson Analytics Inc. (Nasdaq: HMNY) announced today that it has received written notification that the Nasdaq Hearings Panel (the “Panel”) has granted HMNY’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”), subject to HMNY’s fulfillment of certain conditions, with the final condition being that HMNY shall have publicly announced, on or before November 15, 2016, that it has closed its pending merger with Zone Technologies, Inc. (“Zone”) and an equity financing, and as a result, has stockholders’ equity above $2.5 million.

Key Transaction Details About Pending Merger with Zone

On July 12, 2016, HMNY filed a Current Report on Form 8-K with respect to its pending merger with Zone. The Current Report is available for review at www.sec.gov. The information in this press release is qualified in its entirety by reference to that Current Report and the Agreement and Plan of Merger included as an exhibit to that Current Report.

About Helios and Matheson

Helios and Matheson Analytics, Inc. (Nasdaq: HMNY), headquartered in New York City with offices and facilities in Silicon Valley and India, including an offshore development center in India, provides Big Data technology and advanced analytics services including Artificial Intelligence (AI) and social chatter, with extensive domain expertise in Banking, Financial Services and Insurance (BFSI), including data visualization to empower its clients to unlock the value of data to make better decisions. With its client roster including Fortune 500 corporations, it focuses mainly on the BFSI and Technology verticals. HMNY’s solutions cover the entire spectrum of information technology needs, including applications, data and infrastructure. For more information, visit HMNY at http://www.hmny.com.

About RedZone Maps

RedZone Maps (Zone Technologies, Inc.), headquartered in Miami, Florida, with offices in Israel, is a state-of-the-art mapping and spatial analysis company. Its eye-opening safety map application enhances mobile GPS navigation by providing advanced proprietary technology, to easily and safely guide users to avoid potentially risky areas deemed “red zones,” due to high groupings of crime data. More than that, the app incorporates a social media component allowing for real-time “It’s happening now” crime reporting coupled with up-to-the-minute data from over 1,400 local, state, national and global sources. RedZone Maps is currently available to ios users with an Android version scheduled to launch shortly. More information is available on the RedZone Maps website and the free app is available for download in the App Store.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between HMNY and Zone. In connection with this proposed business combination, HMNY plans to file a definitive Information Statement on Schedule 14C with the Securities Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE DEFINITIVE INFORMATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive Information Statement (if and when available) will be mailed to stockholders of HMNY in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by HMNY will be available free of charge on HMNY’s website at www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this Current Report and its exhibit contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding HMNY’s ability to obtain the requisite financing upon which the pending merger with Zone is conditioned, satisfy the other conditions of the Panel’s decision and regain compliance with Nasdaq’s continued listing criteria on or before November 15, 2016.

Such forward-looking statements are based on a number of assumptions, including that Nasdaq would approve any listing application that may be required in connection with the pending merger with Zone, or that no such listing application will be required, and that the Nasdaq Listing and Hearing Review Council will not exercise its authority to review and modify, reverse or remand the Panel’s decision within 45 days after July 25, 2016. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

MEDIA CONTACT FOR HELIOS AND MATHESON

Gouri Sankar Tripathy

gtripathy@hmny.com

(607) 330-2090

MEDIA CONTACT FOR ZONE TECHNOLOGIES

SHIFT Communications

RedZoneMap@shiftcomm.com

(646) 756-3719